UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2004

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	0-18001	33-0864902
(State or other jurisdiction of incorporation or organization	(Commission file number)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660 (Zip Code)
(Address of principal executive offices)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01    Other Events.

On November 12, 2004, William Lyon Homes (“the Company”) issued a press release announcing that its Board of Directors had approved an increase in the size of the Company’s previously announced stock repurchase program to 3.0 million shares of its common stock (including shares previously repurchased by the Company under the program) and that, as part of its increased stock repurchase program, it had repurchased approximately 1.3 million shares of its common stock. The increase in the stock repurchase program and the stock repurchase are described in the press release attached as Exhibit 99.1.

On November 15, 2004, the Company issued a press release announcing that its principal operating company and wholly-owned subsidiary, William Lyon Homes, Inc., priced $150,000,000 aggregate principal amount of 7 5/8% Senior Notes due 2012 (the “Notes”) in a private offering. The Company expects the sale to close on November 22, 2004. This proposed offering is described in the press release attached as Exhibit 99.2.

Item 9.01    Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Press release issued November 12, 2004 announcing an increase in the stock repurchase program and stock repurchase.

99.2	Press release issued November 15, 2004 announcing pricing of $150,000,000 principal amount of 7 5/8% Senior Notes due 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2004

WILLIAM LYON HOMES

By:	/s/ MICHAEL D. GRUBBS
Name: Its:	Michael D. Grubbs Senior Vice President, Chief Financial Officer and Treasurer

2

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued November 12, 2004 announcing an increase in the stock repurchase program and stock repurchase.

99.2	Press release issued November 15, 2004 announcing pricing of $150,000,000 principal amount of 7 5/8% Senior Notes due 2012.